UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 30, 2013

Joe’s Jeans Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18926	11-2928178
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2340 South Eastern Avenue, Commerce, California	90040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  323-837-3700

Not Applicable

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2013, Joe’s Jeans Inc., a Delaware corporation (the “Company”), entered into (i) Amendment No. 1 to the Stock Purchase Agreement, with Fireman Capital CPF Hudson Co-Invest LP, a Delaware limited partnership (“Fireman”)  and Peter Kim, each as representatives of the sellers (“Amendment No. 1” and, together with the Stock Purchase Agreement, dated July 15, 2013, by and among the Company, Hudson Clothing Holdings, Inc., Fireman, Peter Kim, Paul Cardenas, Tony Chu, and certain optionholders of Hudson Clothing Holdings, Inc. named therein (the “Original SPA”), the “Stock Purchase Agreement”), (ii) the Registration Rights Agreement, with the investors named therein (the “Registration Rights Agreement”), (ii) the Revolving Credit Agreement (as defined below), (iv) the Term Loan Credit Agreement (as defined below), (v) the Earnout Subordination Agreement (as defined below), (vi) the Amended and Restated Factoring Agreement (as defined below), (vii) the Guarantee and Collateral Agreement, dated as of September 30, 2013, by and among, Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC, the Company and certain of its subsidiaries party thereto and Garrison Loan Agency Services LLC, as administrative agent and collateral agent (the “Guarantee and Collateral Agreement”), and (viii) the Guarantee and Collateral Agreement, dated as of September 30, 2013, by and among, Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC, the Company and certain of its subsidiaries party thereto and The CIT Group/Commercial Services, Inc., as administrative agent and collateral agent (the “Revolver Guarantee and Collateral Agreement”).  On September 30, 2013, the Company also issued convertible notes in an aggregate principal amount of approximately $32.4 million.  As described below in Item 2.01 of this Current Report on Form 8-K, Amendment No. 1 included an updated form of the convertible notes, provided for the issuance of promissory notes, and made certain conforming changes to the Original SPA.

The descriptions of the Stock Purchase Agreement, the convertible notes and the Registration Rights Agreement set forth below in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.  The descriptions of the Revolving Credit Agreement, the Term Loan Credit Agreement, the Earnout Subordination Agreement, the Amended and Restated Factoring Agreement, the Guarantee and Collateral Agreement and the Revolver Guarantee and Collateral Agreement set forth below in Item 2.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 30, 2013, the Company completed its acquisition of all of the outstanding equity interests in Hudson (the “Acquisition”), a designer and marketer of women’s and men’s premium branded denim apparel.  The Company previously announced its entry into agreements related to the Acquisition in a Current Report on Form 8-K filed on July 19, 2013.

Pursuant to the terms of the Stock Purchase Agreement, the Company purchased all of the outstanding equity interests in Hudson for an aggregate purchase price consisting of approximately $64.8 million in cash and approximately $32.4 million in convertible notes. The Company also issued promissory notes, bearing no interest, for approximately $1.2 million in aggregate principal amount payable on April 1, 2014 to certain optionholders of Hudson.

The convertible notes were issued with different interest rates and conversion features for Hudson’s management stockholders and Fireman, respectively.  Interest on the convertible notes will be paid in a combination of cash and additional notes (“PIK Notes”).

Convertible notes in an aggregate principal amount of approximately $22.9 million were issued to Hudson’s management stockholders (the “Management Notes”). The Management Notes are structurally and contractually subordinated to the Company’s senior debt and mature on March 31, 2019.  The Management Notes accrue interest quarterly on the outstanding principal amount (i) from September 30, 2013 until the earlier to occur of the date of conversion of the notes or November 30, 2014 at a rate of 10% per annum, which will be payable 7.68% in cash and 2.32% in PIK Notes (“PIK Interest”),  (ii)

from December 1, 2014 until the earlier to occur of the date of conversion of the notes or September 30, 2016 at a rate of 10% per annum, which interest will payable in cash, and (iii) from October 1, 2016 until the earlier to occur of the date of conversion of the notes or the date such principal amount is paid in full at a rate of 10.928% per annum, which interest will be payable in cash.  Payment of interest at the cash pay rate under clause (ii) or (iii), as applicable, for any payment date will be subject to satisfaction of the following conditions:  (i) the issuance of the financial statements of the Company and its consolidated subsidiaries for the fiscal quarter ending November 30, 2014 and for each fiscal quarter occurring thereafter, (ii) the “Leverage Ratio” (as defined in the Term Loan Credit Agreement) as of the most recently ended fiscal quarter is less than 3.21x to 1.00 and (iii) the “Excess Availability” (as defined in the Term Loan Credit Agreement) as of such date shall not be less than $18,000,000 (which Excess Availability may be comprised of up to $4,000,000 in Unrestricted Cash (as defined in the Term Loan Credit Agreement)).  If such conditions are not satisfied as of any interest payment date, then the cash component of such interest payment will be payable 7.68% in cash and the remainder will be payable in PIK Interest.  The Management Notes become convertible by each of the holders beginning two years after the closing of the Acquisition and ending March 31, 2019, into shares of the Company’s common stock, $0.10 par value (“Common Stock”), cash, or a combination of cash and Common Stock, at the Company’s election.

The approximately $9.6 million in aggregate principal amount of convertible notes issued to Fireman (the “Fireman Note,” and together with the Management Notes, the “Buyer Notes”) are structurally and contractually subordinated to Company’s senior debt and mature on March 31, 2019. The Fireman Note accrues interest quarterly on the outstanding principal amount (i) from September 30, 2013 until the earlier to occur of the date of conversion of the notes or November 30, 2014 at a rate of 6.5% per annum, which will be payable 3.0% in cash and 3.5% in PIK Notes (“PIK Interest”),  (ii) from December 1, 2014 until the earlier to occur of the date of conversion of the notes or September 30, 2016 at a rate of 6.5% per annum, which interest will payable in cash, and (iii) from October 1, 2016 until the earlier to occur of the date of conversion of the notes or the date such principal amount is paid in full at a rate of 7.0% per annum, which interest will be payable in cash. Payment of interest at the cash pay rate under clause (ii) or (iii), as applicable, for any payment date will be subject to satisfaction of the following conditions:  (i) the issuance of the financial statements of the Company and its consolidated subsidiaries for the fiscal quarter ending November 30, 2014 and for each fiscal quarter occurring thereafter, (ii) the “Leverage Ratio” (as defined in the Term Loan Credit Agreement) as of the most recently ended fiscal quarter is less than 3.00x to 1.00 and (iii) the “Excess Availability” (as defined in the Term Loan Credit Agreement) as of such date shall not be less than $18,000,000 (which Excess Availability may be comprised of up to $4,000,000 in Unrestricted Cash (as defined in the Term Loan Credit Agreement)).  If such conditions are not satisfied as of any interest payment date, then the cash component of such interest payment will be payable 3.0% in cash and the remainder shall be payable in PIK Interest. The Firemen Note will become convertible by the holder beginning 366 days after the closing of the Acquisition and ending March 31, 2019, into shares of Common Stock, cash, or a combination of cash and Common Stock, at the Company’s election.

Each of the Buyer Notes are convertible, in whole but not in part, at a conversion price of $1.78 per share, subject to certain adjustments that are typical for convertible notes of this type, into approximately 18.2 million shares of Common Stock, subject to receipt of the Company’s stockholder approval to comply with NASD rules, which the Company has agreed to seek after the closing of the Acquisition.  The Fireman Note may be converted at its sole election and the Management Notes may be converted at either a majority of the holders’ election or individually, depending on the holder.  The Company will also seek stockholder approval to increase the number of authorized shares, if necessary. The Company contemplates seeking stockholder approval after the closing of the Acquisition.  Prior to receipt of such stockholder approval, the conversion rights will be limited to approximately 13.6 million shares of Common Stock.  If the Company elects to pay cash with respect to a conversion of the Buyer Notes, the amount of cash to be paid per share shall equal (a) the number of shares of Common Stock issuable upon such conversion multiplied by (b) the average of the closing prices for the Common Stock over the 20 trading day period immediately preceding the notice of conversion.  The Company will have the right to prepay all or any portion of the principal amount of the Buyer Notes at any time by paying 103% of the principal amount of the portion of any Management Notes subject to prepayment or 100% of the principal amount of the portion of the Fireman Note subject to prepayment. As previously disclosed, certain stockholders of the Company holding approximately 23% of the voting power of the Company, have each entered into a letter solely between such stockholder and the Company (the “Voting Letters”) to vote in favor of authorizing the Company to issue, at the Company’s election, the maximum amount of shares of Common Stock upon conversion of the Buyer Notes, the approval of an amendment to the Company’s Certificate of Incorporation to increase the amount of authorized shares of Common Stock in an amount sufficient to permit the issuance of the Common Stock upon conversion of all Buyers Notes and approve any other matters related to the Acquisition. Each of the Voting Letters is substantially the same.

The Buyer Notes are expressly junior and subordinated in right of payment to all amounts due and owing upon any indebtedness outstanding under the Revolving Facility and the Term Loan Facility

On September 30, 2013, the Company entered into the Registration Rights Agreement with the holders of the Buyer Notes. Pursuant to the Registration Rights Agreement, at any time following the 20 month anniversary of the date of the Registration Rights Agreement (or, in the case of Fireman, the 10 month anniversary of the date of the Registration Rights Agreement), any holder or group of holders that, together with its or their affiliates (collectively, a “Demanding Stockholder”) holds more than 20% of the shares issued or issuable pursuant to the Buyer Notes (the “Registrable Shares”) will have the right to require the Company to prepare and file a registration statement on Form S-1 or S-3 or any similar form or successor to such forms under the Securities Act, or any other appropriate form under the Securities Act or the Exchange Act for the resale of all or part of its Registrable Shares.  The Demanding Stockholders will collectively have the right to require up to two registration statements on Form S-1 and an unlimited number of registration statements on Form S-3.  Additionally, the Registration Rights Agreement allows for piggy back registration rights, subject to certain limitations as described therein, which allows each holder of Registrable Shares to participate in the registration statement each time the Company or another holder of Registrable Shares proposes to conduct a sale of its Common Stock to the public.

The foregoing descriptions of the Stock Purchase Agreement, the Buyer Notes, the Registration Rights Agreement and the Voting Letters, do not purport to be complete and are subject to, and qualified, in their entirety by, the full text of Amendment No. 1, which is attached hereto as Exhibit 2.2, the full text of the Original SPA, which is attached hereto as Exhibit 2.1, the form of the Buyer Notes, which is attached hereto as Exhibit 4.1, the Registration Rights Agreement, which is attached hereto as Exhibit 10.1, and the Form of Voting Letters, which is attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2013, in connection with the Acquisition, Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC, both wholly-owned subsidiaries of the Company, as “Borrowers” (the “Borrowers”), the Company and certain of its subsidiaries party thereto as “Guarantors” entered into (i) a revolving credit agreement (the “Revolving Credit Agreement”) with The CIT Group/Commercial Services, Inc., as administrative agent, collateral agent, documentation agent and syndication agent, CIT Finance LLC, as sole lead arranger and sole bookrunner, and the lenders party thereto, and (ii) a term loan credit agreement (the “Term Loan Credit Agreement”) with Garrison Loan Agency Services LLC, as administrative agent, collateral agent, lead arranger, documentation agent and syndication agent, and the lenders party thereto.  In addition, Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC entered into an amended and restated factoring agreement with The CIT Group/Commercial Services, Inc. that amends and restates the Company’s existing factoring agreement.

Revolving Credit Agreement

The Revolving Credit Agreement provides for a revolving credit facility (the “Revolving Facility”) with up to $50,000,000 of lender commitments, including the revolving A-1 commitment (the “Revolving A-1 Commitment”) of up to $1,000,000 and the revolving A commitment (“Revolving A Commitment”) of up to $50,000,000 minus the Revolving A-1 Commitment.  The Borrowers’ actual maximum credit availability under the Revolving Facility varies from time to time and is determined by calculating a borrowing base, which is based on the value of the eligible accounts and eligible inventory minus reserves imposed by the revolving lenders, all as specified in the Revolving Credit Agreement.  The Revolving Facility also provides for swingline loans, up to $5 million sublimit, and letters of credit, up to $1 million sublimit.  The Revolving Facility proceeds from advances under the Revolving Facility may be used (i) to finance a portion of the consideration for the Acquisition, (ii) to pay fees and expenses, and (iii) for working capital needs and general corporate purposes.

All unpaid loans under the Revolving Facility mature on September 30, 2018.  The Borrowers have the right at any time and from time to time to (i) terminate the commitments under the Revolving Facility in full and (ii) prepay any borrowings under the Revolving Facility, in whole or in part, without terminating or reducing the commitment under the Revolving Facility; provided, however, in connection with the termination of the commitment under the Revolving facility in full prior to the second anniversary of the date of the Revolving Credit Agreement, the Borrowers shall pay a prepayment fee as set forth below.

Period during which early termination occurs	Prepayment Fee

On or prior to the first anniversary of the date of the Revolving Credit Agreement	1.0% of the commitments terminated

After the first anniversary of the date of the Revolving Credit Agreement but on or prior to the second anniversary of the date of the Revolving Agreement	0.5% of the commitments terminated

The Revolving Facility is guaranteed by the Company and all of its subsidiaries, and is secured by liens on substantially all assets owned by the borrowers and guarantors party thereto, including a first-priority lien on certain property, including principally trade accounts, inventory, certain related assets and proceeds of the foregoing (the “Revolving Credit Priority Collateral”), subject to permitted liens and exceptions, and a second-priority lien on all other assets, including principally intellectual property, owned by the borrowers and guarantors (the “Term Loan Priority Collateral”), which secure the Term Loan Facility (as defined below) on a first-priority basis.  The relationship between the Lenders under the Revolving Facility and the Term Loan Facility are set forth in the certain intercreditor agreement among the agent under the Revolving Facility, the agent under the Term Loan Facility, the Borrowers, the Company and certain of its subsidiaries party thereto.

Advances under the Revolving Facility are in the form of either base rate loans or LIBOR rate loans.  The interest rate for base rate loans under the Revolving A Commitment fluctuates and is equal to (x) the greatest (the “Alternate Base Rate”) of (a) JPMorgan Chase Bank prime rate; (b) the Federal funds rate plus 0.50%; and (c) the rate per annum equal to the 90 day LIBOR published in the New York City edition of the Wall Street Journal under “Money Rates” (the “90-Day LIBO Rate”) plus 1.0%, in each case, plus (y) 1.5%.  The interest rate for LIBOR rate loans under the Revolving A Commitment is equal to the 90-Day LIBO Rate per annum plus 2.5%.  The interest rate for base rate loans and LIBOR rate loans under the Revolving A-1 Commitment is equal to (i) Alternate Base Rate plus 2.5% and (ii) the 90-Day LIBO Rate plus 3.5%, respectively.  Interest on the Revolving Facility is payable on the first day of each calendar month and the maturity date.  Among other fees, the Borrowers pay a commitment fee of 0.25% per annum (due quarterly) on the average daily amount of the unused revolving commitment under the Revolving Facility.  The Borrowers also pay fees with respect to any letters of credit issued under the Revolving Facility.

The Revolving Facility contains usual and customary negative covenants for transactions of this type, including, but not limited to, restrictions on the Company’s ability and its subsidiaries’ ability, to create or incur indebtedness; create liens; consolidate, merge, liquidate or dissolve; sell, lease or otherwise transfer any of its assets; substantially change the nature of its business; make investments or acquisitions; pay dividends; enter into transactions with affiliates; amend material documents, prepay certain indebtedness and make capital expenditures.  The negative covenants are subject to certain exceptions as specified in the Revolving Credit Agreement.

In addition, the Revolving Credit Agreement requires the Company, to (a) maintain (i) at all times availability under the Revolving Facility of not less than $5.0 million and (ii) at all times the sum of availability under the Revolving Facility plus up to $2.5 million of unrestricted cash of not less than $7.5 million; and (b) maintain a minimum Fixed Charge Coverage Ratio calculated for each four fiscal quarter period at levels set forth in the Revolving Credit Agreement.

Term Loan Credit Agreement

The Term Loan Credit Agreement provides for term loans (the “Term Loans” or “Term Loan Facility”) of $60,000,000, which have been fully funded.  The Term Loan proceeds may be used (i) to finance a portion of the consideration for the Acquisition, (ii) to pay fees and expenses, and (iii) for working capital needs and general corporate purposes.

All Term Loans mature on September 30, 2018.  The terms of the Term Loan Agreement allow the Borrowers to prepay the Term Loans at any time, in whole or in part, subject to the payment of a prepayment fee (if applicable) as set forth below:

Period during which early payment or acceleration occurs	Prepayment Fee

On or prior to the first anniversary of the date of the Term Loan Agreement	3.0% of the Term Loans repaid or accelerated.

After the first anniversary of the date of the Term Loan Agreement, but on or prior to the second anniversary of the date of the Term Loan Agreement	2.00% of the Term Loans repaid or accelerated.

After the second anniversary of the date of the Term Loan Agreement but on or prior to the third anniversary of the date of the Term Loan Agreement	1.00% of the Term Loans repaid or accelerated.

In addition, the Borrowers are required to make prepayments of the Term Loans out of extraordinary receipts, certain percentage of the excess cash flow and certain net proceeds of certain asset sales or equity issuances, in each case (other than a prepayment in connection with excess cash flow), subject to the payment of the prepayment fee (if applicable) as set forth above.

The Term Loan Facility is guaranteed by the Company and all of its subsidiaries, and is secured by liens on substantially all assets owned by the Borrowers and guarantors party thereto, including a first-priority lien on the Term Loan Priority Collateral and a second-priority lien on the Revolving Credit Priority Collateral.

The interest rate for the Term Loans fluctuates and is equal to the rate per annum equal to the British Banker Association Interest Settlement Rate for deposits in Dollars with a term of three months, as appears on the Bloomberg BBAM Screen plus 10.75%.  Interest on the Term Loan Facility is payable on the first day of each calendar month and the maturity date.

The Term Loan Credit Agreement contains usual and customary negative covenants for transactions of this type, including, but not limited to, restrictions on the Company’s ability and its subsidiaries’ ability, to create or incur indebtedness; create liens; consolidate, merge, liquidate or dissolve; sell, lease or otherwise transfer any of its assets; substantially change the nature of its business; make investments or acquisitions; pay dividends; enter into transactions with affiliates; amend material documents, prepay certain indebtedness and make capital expenditures.  The negative covenants are subject to certain exceptions as specified in the Term Loan Credit Agreement.

In addition, the Term Loan Credit Agreement also requires the Company, to maintain (a) (i) at all times, availability under the Revolving Credit Facility of not less than $5 million and (ii) at all times as tested on each date that a borrowing certificate is delivered, the sum of availability under the Revolving Credit Facility plus up to $2.5 million of unrestricted cash of not less than $7.5 million; (b) a minimum fixed charge coverage ratio, (c) a minimum EBITDA, and (d) a leverage ratio not more than maximum leverage coverage ratio as set forth in the Term Loan Credit Agreement.

Earnout Subordination Agreement

On September 30, 2013, Mr. Joseph M. Dahan, The CIT Group/Commercial Services, Inc., as agent under the Revolving Facility, Garrison Loan Agency Services LLC, as agent under the Term Loan Facility and the loan parties party thereto entered into an earnout subordination agreement (the “Earnout Subordination Agreement”), which provides, among other things, that any payment, whether in cash, in kind, securities or any other property, or security in connection with the Company’s earnout obligations to Mr. Dahan is expressly junior and subordinated in right of payment to all amounts due and owing upon any indebtedness outstanding under the Revolving Facility and the Term Loan Facility. The Company is permitted to make certain amount of weekly installment payments of the Company’s earnout obligations to Mr. Dahan in the absence of an insolvency proceeding or any event of default under the Revolving Credit Agreement or the term Loan Credit Agreement.

Amended and Restated Factoring Agreement

On September 30, 2013, Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC, entered into an amended and restated factoring agreement (the “Amended and Restated Factoring Agreement”) with The CIT Group/Commercial Services Inc. (“CIT”), which replaces all prior agreements relating to factoring between the parties. The Amended and Restated Factoring Agreement provides that Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC have sold and assigned to CIT certain of its accounts receivable, including accounts arising from or related to sales of inventory and the rendition of services. Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC will pay to CIT a factoring rate of 0.50 percent for accounts for which CIT bears the credit risk, subject to discretionary surcharges and 0.35 percent for accounts for which Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC bear the credit risk, but in no event less than $3.50 per invoice.  The interest rate associated with borrowings under the factoring facility will be equal to the interest rate then in effect for “Revolving A Loans” pursuant to the Revolving Credit Agreement. The Amended and Restated Factoring Agreement may be terminated by CIT upon 60 days’ written notice or immediately upon the occurrence of an event of default as defined in the agreement.  The accounts receivable agreement may be terminated by Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC upon 60 days’ written notice prior to September 30, 2018 or annually with 60 days’ written notice prior to September 30th of each year thereafter. The Amended and Restated Factoring Agreement remains effective until it is terminated.

Buyer Notes

The disclosure under Item 2.01 of this Current Report on Form 8-K relating to the issuance of the Buyer Notes is incorporated herein by reference.

The foregoing descriptions of the Revolving Credit Agreement, the Term Loan Credit Agreement, the Earnout Subordination Agreement, the Amended and Restated Factoring Agreement, the Guarantee and Collateral Agreement and the Revolver Guarantee and Collateral Agreement, do not purport to be complete and are subject to, and qualified, in their entirety by, the full text of the Revolving Credit Agreement, which is attached hereto as Exhibit 10.3, the full text of the Term Loan Credit Agreement, which is attached hereto as Exhibit 10.4, the Earnout Subordination Agreement, which is attached hereto as Exhibit 10.5, and the Amended and Restated Factoring Agreement, which is attached hereto as Exhibit 10.6, the Guarantee and Collateral Agreement, which is attached hereto as Exhibit 10.7, and the Revolver Guarantee and Collateral Agreement, which is attached hereto as Exhibit 10.8, each of which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 2.01 of this Current Report on Form 8-K relating to the Buyer Notes and the potential issuance of the shares of Common Stock to holders of the Buyer Notes upon the conversion of the Buyer Notes is incorporated herein by reference. The issuance of such securities upon the closing of the Acquisition was made in reliance on the exemption from the registration requirements of the Securities Act of 1933 afforded by Section 4(a)(2) thereof because such issuance does not involve a public offering. The persons to whom the securities were issued had access to full information about distribution and have been determined to be “accredited investors” (as defined in Rule 501 under the Securities Act). The securities contain a restrictive legend advising that the securities may not be offered for sale, sold, transferred, or assigned without having first been registered under the Securities Act or pursuant to an exemption from the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the Company’s Current Report on Form 8-K filed on July 19, 2013, the Company and Hudson have entered into an employment agreement (the “Employment Agreement”) with Peter Kim, the Chief Executive Officer and founder of Hudson, pursuant to which Mr. Kim will remain the Chief Executive Officer of Hudson. The Employment Agreement became effective on September 30, 2013 upon completion of the Acquisition, and has a term of three years. Mr. Kim’s initial base salary will be $500,000 per year, and such amount will be reviewed by the Compensation and Stock Option Committee of the Board of Directors of the Company (the “Compensation Committee”) at least annually, provided that the base salary may not be decreased during Mr. Kim’s term of employment. In addition to his base salary, Mr. Kim will also be eligible to receive an annual discretionary bonus targeted at 50% of his base salary, based on the satisfaction of criteria and performance standards as established in advance and agreed to by Mr. Kim and the Compensation Committee of the Board of Directors of the Company.  Any bonus to be paid within 12 months of September 30, 2013, will be based on subjective performance criteria at the discretion of the Compensation Committee. The Employment Agreement also provides Mr. Kim with certain other benefits and the reimbursement of certain expenses, which are discussed in detail in the Employment Agreement.

In the event of a termination of Mr. Kim’s employment for any reason or no reason, the Company must pay Mr. Kim for (i) his accrued but unpaid base salary through the date of termination, (ii) any accrued but unused vacation time, (iii) any unreimbursed expenses, and (iv) any bonus amounts that have been earned but have not been paid, and any bonus for the period in which termination occurred, prorated for the partial period, any rights under any benefit or equity plan, program or practice, and his rights to indemnification and directors and officers liability insurance.

In addition, in the event of a termination of Mr. Kim’s employment by the Company without “cause” (as defined in the Employment Agreement) or in the event that Mr. Kim voluntarily terminates his employment for “good reason” (as defined in the Employment Agreement), the Company will also be required (i) to make a severance payment to Mr. Kim equal to twelve months of his base salary, payable in twelve monthly installments and (ii) pay for the COBRA premiums (to the extent they exceed applicable active employee rates) on the Company’s group medical plan for Mr. Kim and his spouse and dependants for the shorter of the first 12 months of such coverage or his period of COBRA eligibility. The Company’s obligation to provide the foregoing severance benefits is subject to Mr. Kim’s execution of a settlement agreement and release of the Company and its subsidiaries.

The Employment Agreement also contains exclusivity, non-compete and non-solicitation covenants generally prohibiting Mr. Kim from providing services to a competitor during the term of his employment or soliciting employees during the term of his employment and for 12 months following his termination of employment. In addition, the Employment Agreement mandates that Mr. Kim’s confidentiality obligations continue even after his termination of employment.

Mr. Kim has also entered into a non-competition agreement with the Company and Hudson (the “Non-Competition Agreement”), which also became effective on September 30, 2013 upon completion of the Acquisition, pursuant to which Mr. Kim has agreed not to engage in, compete with or permit his name to be used by or in connection with any premium denim apparel business outside his role with Hudson, that is competitive to the Company, Hudson or their respective subsidiaries, or to solicit certain personnel of Hudson and its subsidiaries and certain personnel of the Company and its subsidiaries, as described herein, for a period of up to three years from the closing of the Acquisition.

The foregoing descriptions of the Employment Agreement and the Non-Competition Agreement, do not purport to be complete and are subject to, and qualified, in their entirety by, the full text of the Employment Agreement, which is attached hereto as Exhibit 10.9, and the Non-Competition Agreement, which is attached hereto as Exhibit 10.10, each of which is incorporated herein by reference.

In connection with the Acquisition and pursuant to the Employment Agreement and Stock Purchase Agreement, the Company’s Board of Directors increased its size by one additional member (to eight total directors) and appointed Mr. Kim as a member at the effective time of the Acquisition on September 30, 2013.  Prior to the completion of the Acquisition, Mr. Kim had no previous relationship with the Company.

Mr. Kim is 43 years old. Mr. Kim founded Hudson in 2002 and has served as its Chief Executive Officer and as a member of its board of directors since it was founded.

Pursuant to the terms of the Stock Purchase Agreement, Mr. Kim received approximately $0.5 million in cash and approximately $14.2 million aggregate principal of Management Notes as consideration for his equity interests in Hudson. In addition, Mr. Kim received approximately $2.1 million in cash as consideration for debts owed to him by Hudson.  Mr. Kim is also a party to the Registration Rights Agreement. The description of the Registration Rights Agreement contained in Section 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

A copy of the Company’s press release, dated October 2, 2013, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired

The Company intends to file the financial statements of Hudson required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report is required to be filed.

(b) Pro forma financial information

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1

Stock Purchase Agreement, dated as of July 15, 2013, by and among Joe’s Jeans Inc., Hudson Clothing Holdings, Inc., Fireman Capital CPF Hudson Co-Invest LP, Peter Kim, Paul Cardenas, Tony Chu, and certain optionholders of Hudson Clothing Holdings, Inc. named therein (incorporated by reference to Exhibit 2.1 to Joe’s Jeans Inc.’s Current Report on Form 8-K filed on July 19, 2013, File No. 000-18926). *

2.2	Amendment No. 1 to Stock Purchase Agreement, dated as of September 30, 2013, by and among Joe’s Jeans Inc., Fireman Capital CPF Hudson Co-Invest LP and Peter Kim.*
4.1	Form of Buyer Notes.
10.1	Registration Rights Agreement, dated as of September 30, 2013, by and among Joe’s Jeans Inc. and the investors named therein.
10.2	Form of Voting Letters (incorporated by reference to Exhibit 10.1 to Joe’s Jeans Inc.’s Current Report on Form 8-K filed on July 19, 2013, File No. 000-18926).
10.3

Revolving Credit Agreement, dated as of September 30, 2013, by and among Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC, Joe’s Jeans Inc., certain subsidiaries of Joe’s Jeans Inc. party thereto, The CIT Group/Commercial Services, Inc., as administrative agent, collateral agent, documentation agent and syndication agent, CIT Finance LLC, as sole lead arranger and sole bookrunner, and the lenders party thereto.

10.4

Term Loan Credit Agreement, dated as of September 30, 2013, by and among Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC, Joe’s Jeans Inc., certain subsidiaries of Joe’s Jeans Inc. party thereto, Garrison Loan Agency Services LLC, as administrative agent, collateral agent, lead arranger, documentation agent and syndication agent, and the lenders party thereto

10.5

Earnout Subordination Agreement, dated as of September 30, 2013, by and among Mr. Joseph M. Dahan, The CIT Group/Commercial Services, Inc., as agent under the Revolving Facility, Garrison Loan Agency Services LLC, as agent under the Term Loan Facility and the loan parties party thereto.

10.6	Amended and Restated Factoring Agreement, dated as of September 30, 2013, by and among Joe’s Jeans Subsidiary, Inc., Hudson Clothing, LLC, and The CIT Group/Commercial Services Inc.
10.7

Guarantee and Collateral Agreement, dated as of September 30, 2013, by and among, Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC, Joe’s Jeans Inc., certain subsidiaries of Joe’s Jeans Inc. party thereto and Garrison Loan Agency Services LLC, as administrative agent and collateral agent

10.8

Guarantee and Collateral Agreement, dated as of September 30, 2013, by and among, Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC, Joe’s Jeans Inc., certain subsidiaries of Joe’s Jeans Inc. party thereto and The CIT Group/Commercial Services, Inc., as administrative agent and collateral agent.

10.9	Employment Agreement, dated as of July 15, 2013, by and between Joe’s Jeans Inc., Hudson Clothing Holdings, Inc., HC Acquisition Holdings, Inc., Hudson Clothing, LLC and Peter Kim.
10.10	Non-Competition Agreement, dated as July 15, 2013, by and among Joe’s Jeans, Inc., Hudson Clothing Holdings, Inc. and Peter Kim.
99.1	Joe’s Jeans Inc. press release dated October 2, 2013.

*                 Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any such exhibit or schedule, or any section thereof, to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Joe’s Jeans Inc.

October 4, 2013	By:	/s/ Marc B. Crossman
Name: Marc B. Crossman
Title: President, Chief Executive Officer, and Director

EXHIBIT INDEX

Exhibit No.	Description

2.1

Stock Purchase Agreement, dated as of July 15, 2013, by and among Joe’s Jeans Inc., Hudson Clothing Holdings, Inc., Fireman Capital CPF Hudson Co-Invest LP, Peter Kim, Paul Cardenas, Tony Chu, and certain optionholders of Hudson Clothing Holdings, Inc. named therein (incorporated by reference to Exhibit 2.1 to Joe’s Jeans Inc.’s Current Report on Form 8-K filed on July 19, 2013, File No. 000-18926). *

2.2	Amendment No. 1 to Stock Purchase Agreement, dated as of September 30, 2013, by and among Joe’s Jeans Inc., Fireman Capital CPF Hudson Co-Invest LP and Peter Kim.*
4.1	Form of Buyer Notes.
10.1	Registration Rights Agreement, dated as of September 30, 2013, by and among Joe’s Jeans Inc. and the investors named therein.
10.2	Form of Voting Letters (incorporated by reference to Exhibit 10.1 to Joe’s Jeans Inc.’s Current Report on Form 8-K filed on July 19, 2013, File No. 000-18926).
10.3

Revolving Credit Agreement, dated as of September 30, 2013, by and among Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC, Joe’s Jeans Inc., certain subsidiaries of Joe’s Jeans Inc. party thereto, The CIT Group/Commercial Services, Inc., as administrative agent, collateral agent, documentation agent and syndication agent, CIT Finance LLC, as sole lead arranger and sole bookrunner, and the lenders party thereto.

10.4

Term Loan Credit Agreement, dated as of September 30, 2013, by and among Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC, Joe’s Jeans Inc., certain subsidiaries of Joe’s Jeans Inc. party thereto, Garrison Loan Agency Services LLC, as administrative agent, collateral agent, lead arranger, documentation agent and syndication agent, and the lenders party thereto

10.5

Earnout Subordination Agreement, dated as of September 30, 2013, by and among Mr. Joseph M. Dahan, The CIT Group/Commercial Services, Inc., as agent under the Revolving Facility, Garrison Loan Agency Services LLC, as agent under the Term Loan Facility and the loan parties party thereto.

10.6	Amended and Restated Factoring Agreement, dated as of September 30, 2013, by and among Joe’s Jeans Subsidiary, Inc., Hudson Clothing, LLC, and The CIT Group/Commercial Services Inc.
10.7

Guarantee and Collateral Agreement, dated as of September 30, 2013, by and among, Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC, Joe’s Jeans Inc., certain subsidiaries of Joe’s Jeans Inc. party thereto and Garrison Loan Agency Services LLC, as administrative agent and collateral agent

10.8

Guarantee and Collateral Agreement, dated as of September 30, 2013, by and among, Joe’s Jeans Subsidiary, Inc. and Hudson Clothing, LLC, Joe’s Jeans Inc., certain subsidiaries of Joe’s Jeans Inc. party thereto and The CIT Group/Commercial Services, Inc., as administrative agent and collateral agent.

10.9	Employment Agreement, dated as of July 15, 2013, by and between Joe’s Jeans Inc., Hudson Clothing Holdings, Inc., HC Acquisition Holdings, Inc., Hudson Clothing, LLC and Peter Kim.
10.10	Non-Competition Agreement, dated as July 15, 2013, by and among Joe’s Jeans, Inc., Hudson Clothing Holdings, Inc. and Peter Kim.
99.1	Joe’s Jeans Inc. press release dated October 2, 2013.

*                 Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any such exhibit or schedule, or any section thereof, to the Securities and Exchange Commission upon request.